Exhibit 99.1
Codexis Reports Second Quarter 2024 Financial Results

Company Reiterates Full-year Financial Guidance; On Track to Achieve Product Revenue Growth of at Least 10% vs. FY2023 Excluding Enzyme Sales Related to PAXLOVID™

Anticipate Entering First Technical Collaboration for ECO Synthesis™ Manufacturing Platform by End of Year

REDWOOD CITY, Calif., August 8, 2024 -- Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company, today announced financial results for the second quarter ended June 30, 2024, and provided a business update.

“We’re pleased that our second quarter revenues are exactly in-line with our expectations. As a result, we are reiterating our 2024 financial guidance and look forward to a strong second half of the year, including fulfilling the first order for our double-stranded RNA ligase. We are confident that we remain on track to deliver double-digit year-over-year revenue growth,” said Stephen Dilly, MBBS, PhD, Chief Executive Officer at Codexis. “Additionally, our technical progress has been faster than expected. Our groundbreaking TIDES USA presentation demonstrating the enzymatic synthesis of a full-length siRNA oligonucleotide is unprecedented. Finally, discussions with multiple potential partners are active and proceeding well and we anticipate entering our first technical collaboration for the ECO Synthesis™ manufacturing platform before year-end.”

Second Quarter and Recent Business Highlights

•At the TIDES USA annual meeting in May 2024, Codexis presented groundbreaking enzymatic synthesis data from its ECO Synthesis™ technology platform to support RNA-based therapeutics manufacturing. During a Spotlight Presentation, the Company announced it had synthesized the full-length, sense strand oligonucleotide of the siRNA therapeutic lumasiran via its enzymatic route. In the manufacturing of this commercially available oligonucleotide—as well as shorter sense strand fragments of a second siRNA therapeutic asset, givosiran—Codexis consistently achieved coupling efficiency greater than 98%, which is equivalent to what is seen with phosphoramidite chemistry; executed the enzymatic addition of a conjugation moiety to the lumasiran strand; and confirmed the lack of notable impurities typically observed in oligonucleotide synthesis via phosphoramidite chemistry. A recording of the presentation, along with slides and the data press release, can be found on the Codexis corporate website.

•Also at the 2024 TIDES USA annual meeting, Codexis launched its double-stranded RNA (dsRNA) ligase screening and optimization services. The dsRNA ligase program is designed to augment and improve traditional phosphoramidite chemistry by stitching together small, manufactured strands of RNA. In addition to enabling the more efficient use of existing chemical synthesis with the potential to reduce overall costs, the dsRNA ligase provides an opportunity to educate potential customers on the benefits of incorporating enzymatic solutions as a complement to their current manufacturing processes. The Company has already received a low-to-mid-single-digit million-dollar order for its dsRNA ligase from a large pharmaceutical customer.

•In July 2024, the Company further strengthened its commercial leadership with the appointment of Britton Jimenez to Senior Vice President, Commercial Operations, reporting to Kevin Norrett, Chief Operating Officer. Mr. Jimenez brings more than 20 years’ experience with Contract Development and Manufacturing Organizations to Codexis, which will provide valuable insights as we position Codexis for our next phase of growth.
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•Codexis announced in July 2024 that the Company had finalized a purchase agreement with Crosswalk Therapeutics for two gene therapy assets. Under the terms of the agreement, Crosswalk acquired the Company’s investigational Fabry and Pompe disease compounds, and Codexis is eligible to receive future development and commercial milestone payments in addition to a low-to-mid single-digit percentage net sales-based royalty. Both programs were previously part of Codexis’ collaboration agreement with Takeda. In April 2023, Takeda discontinued its efforts in adeno-associated virus (AAV) gene therapy, which included these development programs.

Upcoming Milestones for Second Half 2024

•Codexis continues to expect to enter its first technical collaboration with the ECO Synthesis™ manufacturing platform by the end of 2024.

•The Company expects to complete the build-out of its ECO Synthesis™ Innovation Lab around the end of 2024.

2024 Financial Guidance Reiterated

Codexis reiterated its full-year 2024 financial guidance originally issued on February 28, 2024, as follows:

•Product revenues are expected to be in the range of $38 million to $42 million, excluding revenue related to PAXLOVID™.

•R&D revenues are expected to be in the range of $18 million to $22 million.

•Gross margin on product revenue is expected to be in the range of 58% to 63%, excluding revenue related to PAXLOVID™.

Second Quarter 2024 Financial Highlights

•As of June 30, 2024, the Company had $73.2 million in cash, cash equivalents and short-term investments, which is expected to fund planned operations through positive cash flow, anticipated around the end of 2026.

•Product and R&D revenues for the second quarter 2024 were in-line with guidance provided during the Company’s Q1 2024 financial results call. Total revenues were $8.0 million for second quarter 2024 compared to $21.3 million in second quarter 2023. Product revenues were $6.3 million for second quarter 2024 compared to $11.0 million in second quarter 2023, driven by timing of customer orders. R&D revenues for second quarter 2024 were $1.7 million compared to $10.3 million in second quarter 2023; the decrease was primarily due to lower non-recurring items, including for Biotherapeutics programs that the Company previously discontinued and a one-time, non-cash license fee.

•Product gross margin was 45% for second quarter 2024 compared to 71% in second quarter 2023. The decline in gross margin was largely due to variability in the product mix.

•R&D expenses for second quarter 2024 were $11.4 million compared to $17.3 million in second quarter 2023; the decrease was primarily driven by a decrease in costs associated with lower headcount, lower use of outside services related to Chemistry, Manufacturing and Controls and lower regulatory expenses, a decrease in lease and facilities costs due to the assignment of the Company’s San Carlos facility lease during the fourth quarter of 2023, and lower stock-based compensation costs.

•Selling, General & Administrative expenses for second quarter 2024 were $15.7 million compared to $13.4 million in second quarter 2023; the increase was primarily due to higher stock-based
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compensation expense, including a one-time, non-cash modification expense of $2 million, and an increase in facilities associated costs, partially offset by a decrease in costs associated with lower headcount.

•The net loss for second quarter 2024 was $22.8 million, or $0.32 per share, compared to a net loss of $11.5 million, or $0.17 per share, for second quarter 2023.

Conference Call and Webcast
Codexis will hold a conference call and webcast today beginning at 4:30 pm ET. A live webcast and slide presentation to accompany the conference call will be available on the Investors section of the Company website at www.codexis.com/investors. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A telephone recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website for at least 90 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes and other classes of proteins. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis. The Company is currently developing its proprietary ECO Synthesis™ manufacturing platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management, including but not limited to statements regarding anticipated milestones, including product launches, technical milestones, data releases and public announcements related thereto; whether Codexis will be able to, and the timing of it entering its first technical collaboration with its ECO Synthesis™ manufacturing platform in 2024; whether Codexis will be able to, and the timing of it substantially completing, the build-out of its planned ECO Synthesis™ Innovation Lab around the end of 2024; Codexis’ expectations regarding 2024 product revenues, R&D revenues and gross margin on product revenue, as well as its ability to fund planned operations through the end of 2026; Codexis’ ability to achieve positive cash flow around the end of 2026; the potential of such dsRNA ligase to, among other things, augment and improve traditional phosphoramidite chemistry, enable more efficient use of existing manufacturing infrastructure and reduce overall costs; potential receipt by Codexis of certain milestone and royalty payments pursuant to its recent asset purchase agreement with Crosswalk Therapeutics; the potential of the ECO Synthesis™ manufacturing platform, including its ability to be broadly utilized and to enable commercial-scale manufacture of RNAi therapeutics through an enzymatic route; and expectations regarding future demand for dsRNA. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; if any of its
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collaborators terminate their development programs under their respective license agreements with Codexis; Codexis may need additional capital in the future in order to expand its business; if Codexis is unable to successfully develop new technology such as its ECO Synthesis™ manufacturing platform and dsRNA ligase; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; if Codexis is unable to develop and commercialize new products for its target markets; if competitors and potential competitors who have greater resources and experience than Codexis develop products and technologies that make Codexis’ products and technologies obsolete; Codexis’ ability to comply with debt covenants under its loan facility; if Codexis is unable to accurately forecast financial and operational performance; and market and economic conditions may negatively impact Codexis business, financial condition and share price. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 28, 2024 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on or about the date hereof, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results for the quarter ended June 30, 2024, are not necessarily indicative of our operating results for any future periods.

For More Information
Investor Contact
Carrie McKim
(336) 608-9706
ir@codexis.com

Media Contact
Lauren Musto
(650) 421-8205
media@codexis.com

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Product revenue	$6,259	$11,048	$15,810	$19,412
Research and development revenue	1,720	10,275	9,242	14,893
Total revenues	7,979	21,323	25,052	34,305
Costs and operating expenses:
Cost of product revenue	3,462	3,178	8,317	7,698
Research and development	11,413	17,334	22,659	33,988
Selling, general and administrative	15,671	13,365	28,531	28,765
Restructuring charges	—	72	—	145
Asset impairment and other charges	165	—	165	—
Total costs and operating expenses	30,711	33,949	59,672	70,596
Loss from operations	(22,732)	(12,626)	(34,620)	(36,291)
Interest income	972	1,121	1,881	2,209
Interest and other expense, net	(985)	(9)	(1,500)	(33)
Loss before income taxes	(22,745)	(11,514)	(34,239)	(34,115)
Provision for income taxes	10	9	21	25
Net loss	$(22,755)	$(11,523)	$(34,260)	$(34,140)

Net loss per share, basic and diluted	$(0.32)	$(0.17)	$(0.49)	$(0.51)
Weighted average common stock shares used in computing net loss per share, basic and diluted	70,376	67,573	70,115	66,756

Codexis, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(22,755)	$(11,523)	$(34,260)	$(34,140)
Other comprehensive loss:
Unrealized loss on available-for-sale short-term investments, net of tax	(7)	—	(23)	—
Comprehensive loss	$(22,762)	$(11,523)	$(34,283)	$(34,140)

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$18,595	$65,116
Restricted cash, current	517	519
Short-term investments	54,604	—
Financial assets:
Accounts receivable	4,860	10,036
Contract assets	3,213	815
Unbilled receivables	4,380	9,142
Total financial assets	12,453	19,993
Less: allowances	(65)	(65)
Total financial assets, net	12,388	19,928
Inventories	2,232	2,685
Prepaid expenses and other current assets	3,062	5,218
Total current assets	91,398	93,466
Restricted cash	1,062	1,062
Investment in non-marketable equity securities	9,700	9,700
Right-of-use assets - Operating leases, net	11,576	13,137
Property and equipment, net	13,966	15,487
Goodwill	2,463	2,463
Other non-current assets	1,841	1,246
Total assets	$132,006	$136,561

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,685	$5,947
Accrued compensation	7,658	11,246
Other accrued liabilities	5,417	4,735
Current portion of lease obligations - Operating leases	3,979	3,781
Deferred revenue	9,800	10,121
Total current liabilities	30,539	35,830
Deferred revenue, net of current portion	200	640
Long-term lease obligations - Operating leases	10,191	12,243
Long-term debt	28,365	—
Other long-term liabilities	1,264	1,233
Total liabilities	70,559	49,946

Stockholders' equity:
Common stock	7	7
Additional paid-in capital	593,253	584,138
Accumulated other comprehensive income	(23)	—
Accumulated deficit	(531,790)	(497,530)
Total stockholders' equity	61,447	86,615
Total liabilities and stockholders' equity	$132,006	$136,561

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